State of Delaware Secretary of State
     Division of Corporations
  Delivered  11:00 AM 12/22/2003
   FILED  11: 00 AM  12/22/2003



SRV  03082920O - 2402791  FILE

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION


HYPERDYNAMICS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of HYPERDYNAMICS CORPORATION resolutions were duly adopted setting forth two proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Article IV" so that, as amended, the first paragraph only of said Article shall be and read as follows:

"(a)     The  aggregate number of shares of common stock which the corporation shall have authority to issue is 250,000,000 shares of common stock, par value $.001 per share. No share of common stock shall be issued until it has been paid for and it shall thereafter be non-assessable."


     AND RESOLVED, that the Certificate of Incorporation of this corporation be amended to add a new Article, "Article XII", which shall read as follows:

                                  "ARTICLE XII

     As authorized under Section 109 of Delaware Corporation Law and Article VIII of the Corporations Bylaws, the power to amend, alter or repeal Bylaws shall be vested in the Directors of the Corporation."


     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of these amendments.

     THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said HYPERDYNAMICS CORPORATION has caused this certificate to be signed by Ken Watts, its President and attested by Lewis Ball, its Secretary, this 19 day of December 2003.
                    --        --------

                                   Hyperdynamics Corporation

                                   By: /s/ Kent Watts
                                       --------------
                                       Kent Watts, President

ATTEST

By: /s/ Lewis Ball
    --------------
    Lewis Ball, Secretary

THE STATE OF TEXAS     )
COUNTY OF HARRIS       )

     BEFORE ME, the undersigned authority, on this day personally appeared Kent Watts, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purpose and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL of this office the 19 day of December 2003.
                                                     --        --------

                                   /s/ Natalie Mignon Victor
                                   -------------------------
                                   NOTARY PUBLIC IN AND FOR
                                   THE STATE OF TEXAS

THE STATE OF TEXAS     )           [NOTARY SEAL GRAPHIC OMMITTED]
COUNTY OF HARRIS       )           NATALIE MIGNON VICTOR
                                   Notary Public, State of Texas
                                   My Commission Expires
                                   April 04, 2005

     BEFORE ME, the undersigned authority, on this day personally appeared Lewis Ball, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purpose and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL of this office the 19 day of December 2003.
                                                     --        --------

                                   /s/ Natalie Mignon Victor
                                   -------------------------
                                   NOTARY PUBLIC IN AND FOR
                                   THE STATE OF TEXAS

                                   [NOTARY SEAL GRAPHIC OMMITTED]
                                   NATALIE MIGNON VICTOR
                                   Notary Public, State of Texas
                                   My Commission Expires
                                   April 04, 2005